                                                                    EXHIBIT 99.1


                     CERTIFICATE OF CHIEF EXECUTIVE OFFICER


I, Stephen K. Onody, state and certify that, based on my knowledge:


1. The Annual Report on Form 10-K/A for the year ended June 30, 2002 of Colorado MEDtech, Inc. (the "Annual Report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934.


2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Colorado MEDtech, Inc.


Date: May 21, 2003


/s/ Stephen K. Onody
----------------------------------
Name:  Stephen K. Onody
Title: Chief Executive Officer and
       President